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                                                                 EXHIBIT 23.1(a)


                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We consent to the incorporation by reference in this Registration Statement on Form S-8 of (i) our reports dated January 22, 1999, on our audits of the consolidated financial statements, selected historical consolidated income statement and balance sheet data of The Goldman Sachs Group, L.P. and Subsidiaries (the "Firm"); (ii) our report dated May 3, 1999 on our examination of the Pro Forma Consolidated Income Statement Information for the year ended November 27, 1998; and (iii) our report dated March 15, 1999 relating to Management's Discussion and Analysis of Financial Condition and Results of Operations of the Firm for the three-year period ended November 27, 1998. We also consent to the references to our firm under the captions "Experts", "Summary Consolidated Financial Data", and "Selected Consolidated Financial Data" in the Prospectus, dated May 3, 1999, and under "Experts" in the Prospectus included in the Form S-8 and "Interests of Named Experts and Counsel" in the Form S-8.



New York, New York
June 14, 1999.

/s/ PricewaterhouseCoopers LLP